                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date earliest event reported): October 12, 2001



                        ACCEL INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Delaware                         0-8162                   31-0788334
(State of Incorporation)        (Commission File Number)       (IRS Employer
                                                             Identification No.)


280 Trumbull Street, 24th Floor, Hartford, Connecticut               06103
(Address of principal executive office)                            (Zip Code)


Registrant's telephone number, including area code: (860)-549-1674


(Former Name or Former Address, if Changed Since Last Report):

75 West Street, Simsbury, Connecticut, 06070
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                                                                          0-8162

                         ACCEL INTERNATIONAL CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

ITEM 5. OTHER EVENTS.

         (a) ACCEL International Corporation ("ACCEL" or "the Company") announced today the resignation of Gerald H. Pastor as a director and as President and Chief Executive Officer of ACCEL and subsidiaries.

         (b) Kathleen J. Wilson also resigned today from her position as Vice President and Secretary of ACCEL and subsidiaries.

         (c) It announced that on October 24th it entered into a letter of intent to sell its subsidiary, Accelerated Agency Group, Inc., to Atlantic Financial Services, LLC with proceeds being used to reduce obligations to various creditors.

         (d) Announced that its remaining subsidiary, Allegiance Insurance Managers, is in negotiations to sell its assets in order to satisfy certain obligations to various creditors.

         (e) With the sale of these assets, the Registrant will no longer have any operations, will have no cash reserves, and has not been able to fully satisfy its creditors. The Registrant is still unable to file form 10K for 2000 and form 10Q for 2001 and its net worth is negative as previously reported. Methods for the most efficient way of winding down the Company are being considered but the Registrant believes that there will be no funds available for distribution to its stockholders.

         (f)      Contact:  Raymond H. Deck, President and Secretary
                            ACCEL International Corporation, (860) 549-1674
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                                                                          0-8162

                         ACCEL INTERNATIONAL CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL INTERNATIONAL CORPORATION                      Date: October 31, 2001





                                     By: /s/ Raymond H. Deck
                                     ___________________________________________
                                              Raymond H. Deck
                                              President & Secretary